Exhibit 10.1

                                                                  Execution Copy
================================================================================



                                  $200,000,000

                                CREDIT AGREEMENT

                                      among

                               CONMED Corporation,
                                   as Borrower

                               The Several Lenders
                        from Time to Time Parties Hereto,

                              JPMORGAN CHASE BANK,
                              as Syndication Agent,

                                 CITIBANK, N.A.,

                                 CREDIT LYONNAIS

                                       and

                              FLEET NATIONAL BANK,

                            as Documentation Agents,

                                       and

                              JPMORGAN CHASE BANK,
                            as Administrative Agent.

                           Dated as of August 28, 2002



                          J.P. MORGAN SECURITIES INC.,
                      as Sole Bookrunner and Lead Arranger

================================================================================

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                                                 Table of Contents

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ARTICLE I.   DEFINITIONS..........................................................................................1

         SECTION 1.1   Defined Terms..............................................................................1

         SECTION 1.2   Other Definitional Provisions.............................................................22

ARTICLE II.   AMOUNT AND TERMS OF COMMITMENTS....................................................................23

         SECTION 2.1   Term Loan Commitments.....................................................................23

         SECTION 2.2   Procedure for Term Loan Borrowing.........................................................24

         SECTION 2.3   Repayment of Term Loans...................................................................24

         SECTION 2.4   Revolving Credit Commitments..............................................................25

         SECTION 2.5   Procedure for Revolving Credit Borrowing..................................................25

         SECTION 2.6   Swingline Commitment......................................................................26

         SECTION 2.7   Procedure for Swingline Borrowing; Refunding of Swingline Loans...........................26

         SECTION 2.8   Repayment of Loans........................................................................28

         SECTION 2.9   Commitment Fees, etc......................................................................28

         SECTION 2.10   Termination or Reduction of Revolving Credit Commitments.................................29

         SECTION 2.11   Optional Prepayments.....................................................................29

         SECTION 2.12   Mandatory Prepayments and Commitment Reductions..........................................29

         SECTION 2.13   Conversion and Continuation Options......................................................30

         SECTION 2.14   Minimum Amounts and Maximum Number of Eurodollar Tranches................................31

         SECTION 2.15   Interest Rates and Payment Dates.........................................................31

         SECTION 2.16   Computation of Interest and Fees.........................................................31

         SECTION 2.17   Inability to Determine Interest Rate.....................................................32

         SECTION 2.18   Pro Rata Treatment and Payments..........................................................32

         SECTION 2.19   Requirements of Law......................................................................33

         SECTION 2.20   Taxes....................................................................................34

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
         SECTION 2.21   Indemnity................................................................................36

         SECTION 2.22   Illegality...............................................................................36

         SECTION 2.23   Change of Lending Office.................................................................36

         SECTION 2.24   Replacement of Lenders under Certain Circumstances.......................................36

ARTICLE III.   LETTERS OF CREDIT.................................................................................37

         SECTION 3.1   L/C Commitment............................................................................37

         SECTION 3.2   Procedure for Issuance of Letter of Credit................................................37

         SECTION 3.3   Commissions, Fees and Other Charges.......................................................38

         SECTION 3.4   L/C Participations........................................................................38

         SECTION 3.5   Reimbursement Obligation of the Borrower..................................................39

         SECTION 3.6   Obligations Absolute......................................................................39

         SECTION 3.7   Letter of Credit Payments.................................................................40

         SECTION 3.8   Applications..............................................................................40

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES.....................................................................40

         SECTION 4.1   Financial Condition.......................................................................40

         SECTION 4.2   No Change.................................................................................41

         SECTION 4.3   Corporate Existence; Compliance with Law..................................................41

         SECTION 4.4   Corporate Power; Authorization; Enforceable Obligations...................................41

         SECTION 4.5   No Legal Bar..............................................................................41

         SECTION 4.6   No Material Litigation....................................................................42

         SECTION 4.7   No Default................................................................................42

         SECTION 4.8   Ownership of Property; Liens..............................................................42

         SECTION 4.9   Intellectual Property.....................................................................42

         SECTION 4.10   Taxes   42

         SECTION 4.11   Federal Regulations......................................................................42

         SECTION 4.12   Labor Matters............................................................................43
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                                       ii

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         SECTION 4.13   ERISA   43

         SECTION 4.14   Investment Company Act; Other Regulations................................................43

         SECTION 4.15   Subsidiaries.............................................................................43

         SECTION 4.16   Use of Proceeds..........................................................................44

         SECTION 4.17   Environmental Matters....................................................................44

         SECTION 4.18   Accuracy of Information, etc.............................................................45

         SECTION 4.19   Security Documents.......................................................................45

         SECTION 4.20   Solvency.................................................................................45

         SECTION 4.21   Senior Debt..............................................................................45

ARTICLE V.   CONDITIONS PRECEDENT................................................................................46

         SECTION 5.1   Conditions to the Effectiveness of this Agreement.........................................46

         SECTION 5.2   Conditions to Each Extension of Credit....................................................48

ARTICLE VI.   AFFIRMATIVE COVENANTS..............................................................................48

         SECTION 6.1   Financial Statements......................................................................48

         SECTION 6.2   Certificates; Other Information...........................................................49

         SECTION 6.3   Payment of Obligations....................................................................50

         SECTION 6.4   Conduct of Business and Maintenance of Existence, etc.....................................50

         SECTION 6.5   Maintenance of Property; Insurance........................................................50

         SECTION 6.6   Inspection of Property; Books and Records; Discussions....................................51

         SECTION 6.7   Notices  51

         SECTION 6.8   Environmental Laws........................................................................52

         SECTION 6.9   Additional Collateral, etc................................................................52

         SECTION 6.10   Senior Debt..............................................................................53

         SECTION 6.11   Additional Covenants Relating to Collateral..............................................53

ARTICLE VII.   NEGATIVE COVENANTS................................................................................54

         SECTION 7.1   Financial Condition Covenants.............................................................54
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                                      iii

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         SECTION 7.2   Limitation on Indebtedness................................................................56

         SECTION 7.3   Limitation on Liens.......................................................................58

         SECTION 7.4   Limitation on Fundamental Changes.........................................................59

         SECTION 7.5   Limitation on Sale of Assets..............................................................60

         SECTION 7.6   Limitation on Dividends...................................................................61

         SECTION 7.7   Limitation on Capital Expenditures........................................................61

         SECTION 7.8   Limitation on Investments, Loans and Advances.............................................62

         SECTION 7.9   Limitation on Optional Payments and Modifications of Debt Instruments, etc................63

         SECTION 7.10   Limitation on Transactions with Affiliates...............................................64

         SECTION 7.11   Limitation on Sales and Leasebacks.......................................................64

         SECTION 7.12   Limitation on Changes in Fiscal Periods..................................................64

         SECTION 7.13   Limitation on Negative Pledge Clauses....................................................64

         SECTION 7.14   Limitation on Restrictions on Subsidiary Distributions...................................64

         SECTION 7.15   Limitation on Lines of Business..........................................................65

ARTICLE VIII.   EVENTS OF DEFAULT................................................................................65

ARTICLE IX.   THE AGENTS.........................................................................................68

         SECTION 9.1   Appointment...............................................................................68

         SECTION 9.2   Delegation of Duties......................................................................68

         SECTION 9.3   Exculpatory Provisions....................................................................68

         SECTION 9.4   Reliance by Agents........................................................................68
         SECTION 9.5   Notice of Default.........................................................................69

         SECTION 9.6   Non-Reliance on Agents and Other Lenders..................................................69

         SECTION 9.7   Indemnification...........................................................................70

         SECTION 9.8   Agent in Its Individual Capacity..........................................................70

         SECTION 9.9   Successor Agents..........................................................................70

         SECTION 9.10   Authorization to Release Liens...........................................................71
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
         SECTION 9.11   Syndication Agent; Documentation Agent...................................................71

ARTICLE X.   MISCELLANEOUS.......................................................................................71

         SECTION 10.1   Amendments and Waivers...................................................................71

         SECTION 10.2   Notices 72

         SECTION 10.3   No Waiver; Cumulative Remedies...........................................................73

         SECTION 10.4   Survival of Representations and Warranties...............................................73

         SECTION 10.5   Payment of Expenses......................................................................73

         SECTION 10.6   Successors and Assigns; Participations and Assignments...................................74

         SECTION 10.7   Adjustments; Set-off.....................................................................77

         SECTION 10.8   Counterparts.............................................................................77

         SECTION 10.9   Severability.............................................................................78

         SECTION 10.10   Integration.............................................................................78

         SECTION 10.11   GOVERNING LAW...........................................................................78

         SECTION 10.12   Submission To Jurisdiction; Waivers.....................................................78

         SECTION 10.13   Acknowledgements........................................................................78

         SECTION 10.14   WAIVERS OF JURY TRIAL...................................................................79

         SECTION 10.15   Confidentiality.........................................................................79

         SECTION 10.16   Releases................................................................................79
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                                       v

1.1A                    Commitments; Lending Offices and Addresses
4.1                     Disposition of Assets
4.1(b)                  Guarantee Obligations of CONMED
4.4                     Consents, Authorizations, Filings and Notices
4.6                     Litigation
4.9                     Intellectual Property
4.15                    Subsidiaries
4.19                    UCC Filing Jurisdictions
7.2(e)                  Existing Indebtedness
7.3(f)                  Existing Liens

EXHIBITS:

A                       Form of Guarantee and Collateral Agreement
B                       Form of Compliance Certificate
C                       Form of Closing Certificate
D                       Form of Assignment and Assumption
E-1                     Form of Legal Opinion of Sullivan & Cromwell
E-2                     Form of Legal Opinion of General Counsel
F                       Form of Exemption Certificate
G                       Form of Increased Facility Activation Notice
H                       Form of New Lender Supplement

     CREDIT AGREEMENT (this "Agreement"), dated as of August 28, 2002, among CONMED CORPORATION, a New York corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), JPMORGAN CHASE BANK, as syndication agent (in such capacity, the "Syndication Agent"), CITIBANK, N.A., CREDIT LYONNAIS and FLEET NATIONAL BANK, as documentation agents (in such capacity, the "Documentation Agents"), and JPMORGAN CHASE BANK, as administrative agent.



                  The parties hereto hereby agree as follows:

                             ARTICLE I. DEFINITIONS

     SECTION 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

           "ABR Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

           "Acknowledgement and Consent": the collective reference to each Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement delivered pursuant to the Loan Documents.

           "Adjustment Date": as defined in the Pricing Grid.

           "Administrative Agent": JPMorgan Chase Bank, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its permitted successors.

           "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "Agents": collectively, the Documentation Agents, the Syndication Agent and the Administrative Agent.

           "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

           "Aggregate Exposure Percentage": with respect to any Lender, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure to the Aggregate Exposure of all Lenders.

           "Agreement": as defined in the preamble hereto.

           "Alternate Base Rate": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "Applicable Margin": (a) for Tranche B Term Loans and Revolving Credit Loans, the rate per annum set forth under the relevant column heading in the Pricing Grid and (b) for Incremental Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Loan Lenders as shown in the applicable Increased Facility Activation Notice.

           "Application": an application, in such form as the Issuing Lender may reasonably specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

           "Approved Fund": as defined in Section 10.6(b)(ii).

           "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (g), (h), (i), (j) or (k) of Section 7.5)
     which yields net proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000.

           "Assignee": as defined in Section 10.6(b)(i).

           "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit D.

           "Available Excess Cash Flow": any amount of Excess Cash Flow which remains available after application of the required percentage of such Excess Cash Flow to prepayment of the Term Loans in accordance with Section 2.12(c), if required thereunder, minus (w) amounts of Excess Cash Flow that have been used to make Restricted Payments in accordance with Section 7.6,
     (x) amounts of Excess Cash Flow that have been used to make investments in accordance with Section 7.8(i), (y) amounts of Excess Cash Flow that have been used to make Permitted Business Acquisitions in accordance with
     Section 7.8(k) and (z) amounts of Excess Cash Flow that have been applied to the payment, prepayment, repurchase or redemption of the Senior Subordinated Notes or Permitted Subordinated Indebtedness in accordance with Section 7.9(a).

           "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to
     Section 2.9(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

           "Benefitted Lender": as defined in Section 10.7(a).

           "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

           "Borrower": as defined in the preamble hereto.

           "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

           "Business": as defined in Section 4.17(b).

           "Business Day": (i) for all purposes other than as covered by clause
     (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.

           "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

           "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

           "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

           "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

           "Chattel Paper": as defined in the Guarantee and Collateral
     Agreement.

           "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall not be later than September 5, 2002.

           "Code": the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

           "Commitment": as to any Lender, the sum of the Tranche B Term Loan Commitment, any Incremental Term Loan Commitment and the Revolving Credit Commitment of such Lender.

           "Commitment Fee Rate": the rate per annum set forth under the relevant column heading in the Pricing Grid.

           "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

           "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

           "Confidential Information Memorandum": the Confidential Information Memorandum dated July 2002 and furnished to the Lenders and identified as such to the Borrower.

           "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

           "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and
     (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swingline Loans to the extent otherwise included therein.

           "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges (including but not limited to expenses relating to stock options), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of
     (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

           "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

           "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Funded Debt of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans, except as provided below, but excluding (i) principal payments in respect of the Revolving Credit Loans or Swingline Loans, (ii) principal payments in respect of the Tranche B Term Loans upon the scheduled final maturity thereof, (iii) principal payments made in respect of loans under the Existing Credit Agreement and
     (iv) principal payments in respect of the Senior Subordinated Notes upon the scheduled final maturity thereof or, to the extent permitted herein, as a result of the optional prepayment thereof). For the avoidance of doubt, "Consolidated Fixed Charges" shall not include any payments made on account of principal of Funded Debt of the Borrower and its Subsidiaries as a result of a mandatory prepayment thereof.

           "Consolidated Interest Expense": for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (or gains) under Swap Agreements to the extent such net costs (or gains) are allocable to such periods in accordance with GAAP).

           "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) (x) Consolidated Total Debt plus (y) to the extent not otherwise included therein, the aggregate outstanding attributed principal amount under any Receivables Transfer Program incurred in accordance with Section 7.2(o) (without regard to whether or not such amount is incurred by or attributed to a Loan Party or whether or not it is reflected in the consolidated balance sheet of the Borrower and its Subsidiaries), on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) if during such period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such period shall



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                                                                               6

     be calculated after giving pro forma effect thereto (assuming the consummation of each such Material Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period), and if any such Material Acquisition was of a Person, if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (1) have been previously provided to the Administrative Agent and the Lenders and (2) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent, and (ii) if during such period the Borrower or any Subsidiary shall have made a Material Disposition, Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property that is the subject of such Material Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period (and, if any amount of cash from the proceeds of such Material Disposition remains after deducting from such proceeds the aggregate amount of all outstanding Revolving Credit Loans and the amount of such proceeds reinvested by the Borrower and its Subsidiaries, such remaining amount shall be deducted from the amount of Consolidated Total Debt for such period).

           "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is prohibited by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

           "Consolidated Net Worth": at any date, all amounts which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date; provided that (i) any net non-cash adjustments to such amounts after the Closing Date resulting from foreign currency transactions, unfunded pension liabilities or unrealized gains or losses in respect of securities shall be included to the extent such adjustments exceed $2,000,000 as of the end of any fiscal quarter, (ii) any net non-cash adjustments to such amounts after the Closing Date resulting from the application of FASB 142 shall not be included in such amounts and (iii) any net non-cash adjustments to such amounts after the Closing Date resulting from charges to in-process research and development in connection with a Permitted Business Acquisition shall not be included in such amounts.

           "Consolidated Senior Debt": all Consolidated Total Debt, other than the Senior Subordinated Notes and any Permitted Subordinated Indebtedness.

           "Consolidated Senior Debt Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) if during such period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for

                                                                              7
     such period shall be calculated after giving pro forma effect thereto (assuming the consummation of each such Material Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period), and if any such Material Acquisition was of a Person, if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (1) have been previously provided to the Administrative Agent and the Lenders and (2) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent, and (ii) if during such period the Borrower or any Subsidiary shall have made a Material Disposition, Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property that is the subject of such Material Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period (and, if any amount of cash from the proceeds of such Material Disposition remains after deducting from such proceeds the aggregate amount of all outstanding Revolving Credit Loans and the amount of such proceeds reinvested by the Borrower and its Subsidiaries, such remaining amount shall be deducted from the amount of Consolidated Senior Debt for such period).

           "Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

           "Continuing Directors": the directors of the Borrower on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

           "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

           "Default": any of the events specified in Article VIII, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

           "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

           "Documentation Agents": as defined in the preamble hereto.

           "Dollars" and "$": dollars in lawful currency of the United States.

           "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States; provided that, for purposes of this Agreement, none of (i) CONMED Receivables Corporation, its successors and permitted transferees, or any other single purpose corporation formed and operating solely in connection with a Receivables Transfer Program permitted under this Agreement, so long as the grant of a security interest in the Capital

     Stock of such Subsidiary is prohibited under such Receivables Transfer Program, (ii) GWH, Ltd., Largo Lakes - I Limited Partnership or their respective successors and permitted transferees, so long as the Capital Stock and all of the property of each such Subsidiary is held and is subject to a security interest granted in connection with the Largo Acquisition or (iii) Largo Realty, LLC, so long as it holds only the property held by it on the date hereof, shall be deemed to be a Domestic Subsidiary or a Foreign Subsidiary.

           "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the protection of human health or the environment, as now or may at any time hereafter be in effect.

           "Equipment": as defined in the Guarantee and Collateral Agreement.

           "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

           "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

           "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

           "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
            ---------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

           "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

           "Event of Default": any of the events specified in Article VIII, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

           "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year (but excluding any such decrease in connection with an increase in the size of the Receivables Transfer Program), and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all payments of Revolving Credit Loans and Swingline Loans during such fiscal year to the extent accompanying permanent reductions of the Revolving Credit Commitments and all prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (vii) the aggregate amount actually paid by the Borrower and its Subsidiaries in connection with a Permitted Business Acquisition to the extent not paid through the incurrence of Indebtedness or issuance of Capital Stock.

           "Excess Cash Flow Application Date": as defined in Section 2.12(c).

           "Excess Cash Flow Percentage": the percentage determined in accordance with the chart set forth below:

           ------------------------------------- -------------------------------
           Consolidated Leverage Ratio           Excess Cash Flow Percentage
           ------------------------------------- -------------------------------

           Less than 2.75                                       0%
           2.75 to, but not including, 3.25                     25%
           3.25 or greater                                      50%
           ------------------------------------- -------------------------------



           "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

           "Existing Credit Agreement": the Amended and Restated Credit Agreement, dated as of August 11, 1999, among CONMED Corporation, as borrower, the lenders from time to time party thereto, the documentation and syndication agents named therein and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as administrative agent as amended to the date hereof.

           "Extended Revolving Credit Commitments": as defined in Section 10.1.

           "Extended Revolving Credit Facility": as defined in Section 10.1.

           "Extended Revolving Credit Loans": as defined in Section 10.1.

           "Facility": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"),
     (b) the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder (the "Incremental Term Loan Facility"), and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

           "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

           "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

           "Funded Debt": as to any Person, all Indebtedness of such Person of the types described in clauses (a)-(e) of the definition of Indebtedness.

           "Funding Office": the office of the Administrative Agent set forth in
     Section 10.2.

           "GAAP": generally accepted accounting principles applicable in the United States for reporting entities domiciled in the United States as in effect from time to time, except that for purposes of Section 7.1 and any financial covenant calculation in Section 2.12, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

           "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government (including, without limitation, any securities exchange or self-regulatory organization).

           "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement executed and delivered by the Borrower and each Subsidiary Guarantor on the date hereof, substantially in the form of Exhibit A, together with the Acknowledgement and Consent.

           "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

           "Increased Facility Activation Date": any Business Day on which any Lender shall execute and deliver to the Administrative Agent an Increased Facility Activation Notice pursuant to Section 2.1(b).

           "Increased Facility Activation Notice": a notice substantially in the form of Exhibit G.

           "Increased Facility Closing Date": any Business Day designated as such in an Increased Facility Activation Notice.

           "Incremental Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make an Incremental Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth in the applicable Increased Facility Activation Notice.

           "Incremental Term Loan Facility": as defined in the definition of "Facility".

           "Incremental Term Loan Lenders": (a) on any Increased Facility Activation Date relating to Incremental Term Loans, the Lenders signatory to the relevant Increased Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Term Loan.

           "Incremental Term Loans": as defined in Section 2.1(a).

           "Incremental Term Loan Percentage": as to any Lender, the percentage which the aggregate principal amount of such Lender's Incremental Term Loans then outstanding constitutes of the aggregate principal amount of the Incremental Term Loans then outstanding.

           "Incremental Term Maturity Date": with respect to the Incremental Term Loans to be made pursuant to any Increased Facility Activation Notice, the maturity date specified in such Increased Facility Activation Notice, which date shall be on or after the final maturity date of the Tranche B Term Loans.

           "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business, and overdue trade payables incurred in the ordinary course of such Person's business to the extent the amount or validity thereof is currently being contested in good faith by appropriate procedures and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person (the amount of which shall be calculated without regard to imputed interest), (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above to the extent quantified as liabilities, contingent obligations or like term in accordance with GAAP on the balance sheet (including notes thereto) of such Person; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but only to the extent of the fair market value of such Property); (j) for purposes of Article 8(e), all obligations of such Person in respect of Swap Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

           "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

           "Insolvent": pertaining to a condition of Insolvency.

           "Instrument": as defined in the Guarantee and Collateral Agreement.

           "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

           "Interest Payment Date": (a) as to any ABR Loan (other than any Swingline Loan), the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any

     Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Credit Loan that is an ABR Loan or any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

           "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

           (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

           (b) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche B Term Loans or any Incremental Term Loan, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

           (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

           (d) the Borrower shall use reasonable efforts to select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

           "Inventory": as defined in the Guarantee and Collateral Agreement.

           "Issuing Lender": JPMorgan Chase Bank, in its capacity as issuer of any Letter of Credit.

           "L/C Commitment": $10,000,000.

           "L/C Fee Payment Date": the last day of each March, June, September and December and the Revolving Credit Termination Date.

           "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

           "L/C Participants": collectively, all the Revolving Credit Lenders other than the Issuing Lender.

           "Lenders": as defined in the preamble hereto.

           "Letters of Credit": as defined in Section 3.1(a). "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

           "Linvatec": Linvatec Corporation, a Florida corporation and a wholly-owned subsidiary of the Borrower.

           "Loan": any loan made by any Lender pursuant to this Agreement.

           "Loan Documents": this Agreement, the Security Documents, the Applications and the Notes.

           "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

           "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

           "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

           "Material Acquisition": any acquisition of Property or series of related acquisitions of Property that (x) constitutes assets comprising all or substantially all of an operating unit or a business, line of business or product line or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $5,000,000.

           "Material Adverse Effect": a material adverse effect on (a) the business, results of operations, assets or financial position of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder or
     (c) the ability of the Borrower to perform any of its obligations under this Agreement.

           "Material Disposition": any Disposition of Property or series of related Dispositions of Property that yields net proceeds to the Borrower and its Subsidiaries in excess of $5,000,000.

           "Material Domestic Subsidiary": at any time, (a) any Domestic Subsidiary (i) which is directly owned by the Borrower or any Subsidiary and (ii) with respect to which either (A) its annual revenues exceed $1,000,000 for the most recently ended twelve-month period or (B) its total assets, as determined in accordance with GAAP, at such time is greater than $1,000,000 and (b) any Domestic Subsidiary which has incurred Indebtedness in excess of $100,000; provided that (x) the aggregate annual revenues of all non-Material Domestic Subsidiaries shall not exceed

     $5,000,000 for the most recently ended twelve-month period, and (y) the aggregate total assets of all non-Material Domestic Subsidiaries, as determined in accordance with GAAP, shall not exceed $5,000,000 at any one time.

           "Material Foreign Subsidiary": at any time, any Foreign Subsidiary
     (i) which is directly owned by the Borrower or any Subsidiary and (ii) with respect to which either (A) its annual pre-tax income exceeds $7,500,000 for the most recently ended twelve-month period or (B) its total assets, as determined in accordance with GAAP, at such time is greater than $7,500,000; provided that (x) the aggregate pre-tax income of all non-Material Foreign Subsidiaries shall not exceed $20,000,000 for the most recently ended twelve-month period, and (y) the aggregate total assets of all non-Material Foreign Subsidiaries, as determined in accordance with GAAP, shall not exceed $35,000,000 at any one time.

           "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or to the extent regulated as such in or under any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

           "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of
         ERISA.

           "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

           "New Lender": as defined in Section 2.1(c).

           "New Lender Supplement": as defined in Section 2.1(c).

           "Non-Excluded Taxes": as defined in Section 2.20(a).

           "Non-U.S. Lender": as defined in Section 2.20(d).

           "Notes": collectively, any promissory note evidencing Loans.

           "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Swap Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

           "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

           "Participant": as defined in Section 10.6(c)(i).

           "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

           "Permitted Asset Sale Amount": initially $25,000,000, which amount shall increase by $5,000,000 on the first day of each fiscal year following the Closing Date.

           "Permitted Business Acquisition": any acquisition of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws in all material respects, (c) any acquired or newly formed corporation, partnership, association or other business entity shall be a domestic Wholly Owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section
     6.9 shall have been taken and (d)(i) the Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition (without regard to the making of any earn-out payments), with the covenants contained in Section 7.1 (except that for purposes of this definition only, the Borrower and its Subsidiaries shall calculate pro forma compliance with the Consolidated Leverage Ratio set forth in Section 7.1(a) at (x) the Consolidated Leverage Ratio level set forth therein for the fiscal quarter in which such acquisition is made minus (y) 0.25) recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and the Subsidiaries as if such acquisition and related financings or other transactions (without regard to the making of any earn-out payments) had occurred on the first day of each relevant period for testing such compliance, and, if the amount of such investment or series of related investments exceeds $10,000,000 (without regard to the making of any earn-out payments), then the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such Subsidiary or assets, and
     (ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 7.2).

           "Permitted Subordinated Indebtedness": any unsecured Indebtedness of the Borrower (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or other mandatory payment) prior to the final maturity date of the Term Loans or, if later, the Revolving Credit Termination Date, and the payment of the principal of which is subordinated to the prior payment in full of the Obligations, on terms and conditions no less favorable as a whole to the Lenders than those contained in the Senior Subordinated Note Indenture or otherwise on terms and conditions reasonably satisfactory to the Required Lenders and (b)(i) otherwise containing terms, covenants and conditions reasonably satisfactory in form and substance to the Required Lenders or (ii) otherwise containing terms, covenants and conditions no less favorable as a whole to the Lenders than those contained in the Senior Subordinated Note Indenture, other than the rate of interest on any such Indebtedness, which shall be determined based on market conditions at the time of incurrence thereof.

           "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

           "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

           "Pricing Grid": the table set forth below:


------------------------- ------------------- ------------------- --------------------- ------------------- ----------------
 Consolidated Leverage    Applicable Margin   Applicable Margin    Applicable Margin    Applicable Margin   Commitment Fee
         Ratio              for Revolving       for Term Loans       for Revolving        for Term Loans         Rate
                          Credit Loans that        that are        Credit Loans that    that are ABR Loans
                            are Eurodollar     Eurodollar Loans      are ABR Loans
                                Loans
------------------------- ------------------- ------------------- --------------------- ------------------- ----------------
 Greater than or equal          2.750%              3.000%               1.750%               2.000%            0.625%
        to 3.25
------------------------- ------------------- ------------------- --------------------- ------------------- ----------------
   Less than 3.25 but           2.500%              2.750%               1.500%               1.750%            0.500%
 greater than or equal
        to 2.75
------------------------- ------------------- ------------------- --------------------- ------------------- ----------------
   Less than 2.75 but           2.250%              2.750%               1.250%               1.750%            0.500%
 greater than or equal
        to 2.25
------------------------- ------------------- ------------------- --------------------- ------------------- ----------------
     Less than 2.25             2.000%              2.750%               1.000%               1.750%            0.375%
------------------------- ------------------- ------------------- --------------------- ------------------- ----------------


           Changes in the Applicable Margin with respect to Revolving Credit Loans, Tranche B Term Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.25 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the

     Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 3.25 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

           "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "Pro Forma Balance Sheet": as defined in Section 4.1(a).

           "Projections": as defined in Section 6.2(c).

           "Properties": as defined in Section 4.17(a).

           "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

           "Receivables Transfer Program": a program under which the Borrower or any of its Subsidiaries sell, transfer, encumber or otherwise dispose of accounts receivable or related ancillary rights or assets, or interests therein, without recourse (except for customary representations and customary non-credit dilution provisions) other than with respect to the Borrower's or such Subsidiary's retained interest in such accounts receivable or related ancillary rights or assets, such program to have substantially the terms and conditions provided to the Administrative Agent prior to the date hereof, as such terms and conditions may be amended, supplemented or otherwise modified from time to time.

           "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries (excluding, for the avoidance of doubt, the proceeds of business interruption insurance for lost revenues).

           "Refunded Swingline Loans": as defined in Section 2.7(b).

           "Register": as defined in Section 10.6(b)(iv).

           "Regulation U": Regulation U of the Board as in effect from time to time.

           "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

           "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to
     Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

           "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

           "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary), in good faith intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to make an investment that is a reasonable substitute for the assets in respect of which such Asset Sale or Recovery Event occurred within twelve months (or six months in the case of an indemnity payment) from the date of receipt of such Net Cash Proceeds (provided that if the affected assets constituted Collateral such investment assets shall also constitute Collateral).

           "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to make an investment that is a reasonable substitute for the assets in respect of which a Recovery Event has occurred.

           "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

           "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

           "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

           "Required Lenders": the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

           "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

           "Responsible Officer": the chief executive officer, president, chief financial officer, treasurer, controller or general counsel (or other officer satisfactory to the Lenders) of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller (or other officer satisfactory to the Lenders) of the Borrower.

           "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swingline Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Revolving Credit Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $100,000,000.

           "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

           "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

           "Revolving Credit Loans": as defined in Section 2.4(a).

           "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

           "Revolving Credit Termination Date": the fifth anniversary of the Closing Date, as such date may be extended in accordance with Section 10.1.

           "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding,
     (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swingline Loans then outstanding.

           "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

           "Security Documents": the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

           "Senior Subordinated Note Indenture": the Indenture entered into in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
     Section 7.9.

           "Senior Subordinated Notes": collectively, (i) the unsecured 9% senior subordinated notes of the Borrower due 2008, or (ii) any refinancing of such Senior Subordinated Notes of the Borrower on terms and conditions which either (A) if the same were an amendment to such Senior Subordinated Notes, would be permitted by Section 7.9(b) or (B) are otherwise reasonably satisfactory to the Required Lenders.

           "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

           "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

           "Specified Change of Control": a "Change of Control" as defined in the Senior Subordinated Note Indenture.

           "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

           "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

           "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

           "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

           "Swingline Lender": JPMorgan Chase Bank, in its capacity as the lender of Swingline Loans.

           "Swingline Loans": as defined in Section 2.6(a).

           "Swingline Participation Amount": as defined in Section 2.7(c).

           "Syndication Agent": as defined in the preamble hereto.

           "Term Loan Lenders": collectively, the Tranche B Term Loan Lenders and the Incremental Term Loan Lenders.

           "Term Loans": collectively, the Tranche B Term Loans and the Incremental Term Loans.

           "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments at such time.

           "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

           "Tranche B Term Loan": as defined in Section 2.1(a) and including any Tranche B Term Loans made pursuant to Section 2.1(b).

           "Tranche B Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on
     Schedule 1.1A or in the Assignment and Assumption pursuant to which such Tranche B Term Loan Lender became a party hereto. The original aggregate amount of the Tranche B Term Loan Commitments is $100,000,000.

           "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made a Tranche B Term Loan.

           "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

           "Transferee": as defined in Section 10.15.

           "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
     Loan.

           "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

           "United States": the United States of America.

           "Wholly Owned Foreign Subsidiary": any Foreign Subsidiary that is a Wholly Owned Subsidiary.

           "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than (i) a nominal number of shares held by foreign nationals to the extent required by local law or (ii) directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

           "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

     SECTION 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) References to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  ARTICLE II. AMOUNT AND TERMS OF COMMITMENTS

     SECTION 2.1 Term Loan Commitments(a) . (b) Subject to the terms and conditions hereof, (i) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender and (ii) each Incremental Term Loan Lender severally agrees to make one or more term loans (each an "Incremental Term Loan") to the Borrower to the extent provided in Section 2.1(b). The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

     (c) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall make, obtain or increase the amount of their Tranche B Term Loans or Incremental Term Loans, as applicable, by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and the Facility or Facilities involved, (ii) the applicable Increased Facility Closing Date and
(iii) in the case of Incremental Term Loans, (x) the applicable Incremental Term Maturity Date, (y) the amortization schedule for such Incremental Term Loans, which shall comply with Section 2.3, and (z) the Applicable Margin for such Incremental Term Loans; provided that, (A) after giving pro forma effect to the making of any such Term Loans, the Consolidated Leverage Ratio shall be less than or equal to (x) the Consolidated Leverage Ratio level set forth in Section 7.1(a) for the fiscal quarter in which such Term Loans are made minus (y) 0.25,
(B) no Default or Event of Default has occurred and is continuing or would result after giving effect to the making of such Term Loans or the application of the proceeds therefrom, (C) in the case of Incremental Term Loans, the Applicable Margin shall not be greater than 0.25% above the Applicable Margin then in effect for Tranche B Term Loans and, other than with respect to other pricing terms relating thereto, such Loans shall otherwise be on the same terms and conditions as those applicable to Tranche B Term Loans, (D) the aggregate amount of borrowings of incremental Tranche B Term Loans or Incremental Term Loans pursuant to this Section 2.1(b) shall not exceed an amount equal to $75,000,000, (E) each borrowing of incremental Tranche B Term Loans or Incremental Term Loans pursuant to this Section 2.1(b) shall be in a minimum amount of at least $25,000,000 and (F) no more than three Increased

Facility Closing Dates may be selected by the Borrower after the Closing Date. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

     (d) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.1(b) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Exhibit H, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.


     SECTION 2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Closing
Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

     SECTION 2.3 Repayment of Term Loans. (a) Subject to Section 2.8(a), the principal amount of each Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in consecutive quarterly installments, commencing on the later of December 31, 2002 and the first quarterly installment date following the making of such Tranche B Term Loan, all but the final eight of which shall be in an amount equal to the percentage set forth below opposite such installment date below multiplied by the original principal amount of such Tranche B Term Loan. On each of the seven installments to be made on March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and
September 30, 2009, the principal amount of each Tranche B Term Loan of each Tranche B Term Lender shall be payable in an amount equal to (x) 50% of the unpaid principal amount of such Lender's Tranche B Term Loan outstanding as of March 31, 2008 divided by (y) seven. For the final installment, to be paid on December 15, 2009, the principal amount of each Tranche B Term Loan of each Tranche B Term Lender shall be payable in an amount equal to 100% of the unpaid principal amount of such Tranche B Term Loan outstanding as on such date:

  Installment                                  Percentage
  -----------                                  ----------

December 31, 2002                                0.25%
March 31, 2003                                   0.25%
June 30, 2003                                    0.25%
September 30, 2003                               0.25%
December 31, 2003                                0.25%
March 31, 2004                                   0.25%
June 30, 2004                                    0.25%
September 30, 2004                               0.25%
December 31, 2004                                0.25%
March 31, 2005                                   0.25%
June 30, 2005                                    0.25%
September 30, 2005                               0.25%

December 31, 2005                                0.25%
March 31, 2006                                   0.25%
June 30, 2006                                    0.25%
September 30, 2006                               0.25%
December 31, 2006                                0.25%
March 31, 2007                                   0.25%
June 30, 2007                                    0.25%
September 30, 2007                               0.25%
December 31, 2007                                0.25%


     (b) The Incremental Term Loans of each Incremental Term Loan Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Increased Facility Activation Notice pursuant to which such Incremental Term Loans were made, provided that, (i) such Incremental Term Loans shall not amortize more rapidly, on a percentage basis, than the Tranche B Term Loans and (ii) such Incremental Term Loans shall not finally mature prior to the date upon which the Tranche B Term Loans are scheduled to mature (for the purpose of this provision, such date shall be considered to be December 15, 2009).

     SECTION 2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swingline Loans then outstanding does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

     (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

     SECTION 2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) prior to 10:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

     SECTION 2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Credit Loans, may exceed the Swingline Commitment then in effect) and
(ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be (i) ABR Loans or (ii) subject to an interest rate set by the Swingline Lender on an as offered basis, such interest rate in no event to be higher than the Alternate Base Rate plus the Applicable Margin for ABR Loans in effect on the date the applicable Swingline Loans are made.

     (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Credit Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

     SECTION 2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

     (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's

Revolving Credit Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swingline Loans.

     (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Credit Loans.

     (d) Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

     (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Article V; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.8 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article VIII) and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in

Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Article VIII); provided that if on or prior to December 15, 2007 the Senior Subordinated Notes shall not have been redeemed, repurchased or defeased in full pursuant to the Senior Subordinated Note Indenture, the principal amount of each Tranche B Term Loan and Incremental Term Loan of such Lender shall mature and, to the extent outstanding, be payable in full on December 15, 2007. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and on the dates set forth in
Section 2.15.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

     SECTION 2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

     (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

     SECTION 2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

     SECTION 2.11 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

     SECTION 2.12 Mandatory Prepayments and Commitment Reductions. (a) Unless the Majority Facility Lenders of each affected Facility shall otherwise agree with the Borrower not to require such a prepayment of the Term Loans,

     (i) if any Capital Stock shall be issued by the Borrower or any of its Subsidiaries for cash (other than the issuance by the Borrower of Capital Stock to directors, officers or employees or to consultants pursuant to any stock option plan of the Borrower or any Subsidiary the Net Cash Proceeds of which shall not exceed in the aggregate $5,000,000 in any fiscal year unless such issuance is made pursuant to the employee stock purchase plan of the Borrower existing on the date hereof (as it may be amended, modified, supplemented or replaced so long as after giving effect to any such amendment, modification, supplement or replacement, the eligible participants under such plan are not substantially different)), and the Consolidated Leverage Ratio at such time is greater than 2.75, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance toward the prepayment of the Term Loans as set forth in Section 2.12(d), or

     (ii) if any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2) an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.12(d).

     (b) Unless the Majority Facility Lenders of each affected Facility shall otherwise agree with the Borrower not to require such a prepayment of the Term Loans, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in
Section 2.12(d); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.12(d).

     (c) Unless the Majority Facility Lenders of each affected Facility shall otherwise agree with the Borrower not to require such a prepayment of the Term Loans, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the Excess Cash Flow Percentage of such Excess Cash Flow toward the prepayment of the Term Loans as set forth in Section 2.12(d). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than 5 Business Days after the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are delivered to the Lenders.

     (d) Amounts to be applied in connection with prepayments made pursuant to this Section 2.12 shall be applied to the prepayment of the Term Loans. The application of any prepayment pursuant to Section 2.12 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Term Loans under Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

     SECTION 2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

     (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

     SECTION 2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

     SECTION 2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

     (b) Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.15 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the Alternate Base Rate plus 4%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.15 shall be payable from time to time on demand.

     SECTION 2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a) and the calculation of any Eurocurrency Reserve Requirements.

     SECTION 2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

     SECTION 2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche B Term Loan Percentages, Incremental Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

     (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders (except as otherwise provided in Section 2.18(d)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche B Term Loans or Incremental Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

     (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

     (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.18(e) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the

Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower, and, if so recovered, such amount shall no longer be deemed outstanding hereunder.

     (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

     SECTION 2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

     (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

     (ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled (and any related calculations).

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations to lend hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than twelve months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such twelve-month period shall be extended to include the period of such retroactive effect.

     (c) A certificate as to any additional amounts payable pursuant to this
Section 2.19 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall contain reasonable supporting calculations and an explanation in connection therewith and shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder, except to the extent provided for in
Section 2.19(b).

     SECTION 2.20 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender by any jurisdiction under the laws of which the Agent or the Lender is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes that would be imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.20(a).

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agents the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of twelve months after the date hereof.

     (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in
 the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     SECTION 2.21 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (except as a result of a notice by the Administrative Agent pursuant to Section 2.17), (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.21 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     SECTION 2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

     SECTION 2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.20(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19 or 2.20(a).

     SECTION 2.24 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20,
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.21 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                         ARTICLE III. LETTERS OF CREDIT

     SECTION 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

     (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

     (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     SECTION 3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

     SECTION 3.3 Commissions, Fees and Other Charges. (a) The Borrower will pay a commission on all undrawn and unpaid Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

     (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     SECTION 3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Article shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     SECTION 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment; provided that if the Issuing Lender does not notify the Borrower as provided for above earlier than 9:30 A.M. (New York City time) on the date such draft is paid then such reimbursement payment may be made the Business Day immediately subsequent to the date such draft is paid. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.15(c); provided that if the Issuing Lender does not notify the Borrower as provided for above earlier than 9:30 A.M. (New York City time) on the date such draft is paid, then for such day (and until the next Business Day) all amounts remaining unpaid in respect of such notice shall bear interest the rate set forth in Section 2.15(b). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     SECTION 3.6 Obligations Absolute. The Borrower's obligations under this
Article 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

     SECTION 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall apply.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

     SECTION 4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2002 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at June 30, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date.

     (b) The audited consolidated balance sheets of the Borrower as at December 31, 1999, December 31, 2000 and December 31, 2001 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial position of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at June 30, 2002, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial position of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and any notes thereto (except as contemplated by GAAP or in the case of any notes to the financial statements dated as of June 30, 2002), have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the date of the most recent financial statements referred to in this paragraph (b), the Borrower and its Subsidiaries did not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that were not reflected in such financial statements, except as set forth on Schedule 4.1(b). During the period from December 31, 2001 to and including the date hereof, there has been no Disposition by the Borrower of any material part of its business or Property, except as set forth on Schedule 4.1.

     SECTION 4.2 No Change. Since December 31, 2001, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except in the case of clauses (c) and (d) to the extent that the failure to so qualify and be in good standing or to so comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 4.4 and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights and to general equity principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries in any material respect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law (excluding compliance in the ordinary course of business with the laws and regulations enforced by the United States Food and Drug Administration and any compliance with comparable health and safety requirements) or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.6 No Material Litigation. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and sufficient title to enjoy the benefits of, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

     SECTION 4.9 Intellectual Property. Except as set forth on Schedule 4.9, (a) the Borrower and each of its Subsidiaries owns, or is licensed to use or otherwise possess a legally enforceable right to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim; and (c) to the Borrower's knowledge, the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the valid rights of any Person in any material respect.

     SECTION 4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate procedures and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

     SECTION 4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect without prior written notice to the Administrative Agent or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

     SECTION 4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material

Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

     SECTION 4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     SECTION 4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

     SECTION 4.15 Subsidiaries. (a) Schedule 4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

     (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, consultants, officers or directors and directors' qualifying shares) of any nature relating to the issuance of any Capital Stock of the Borrower or any Subsidiary, except under the Loan Documents.

     SECTION 4.16 Use of Proceeds. The proceeds of the Tranche B Term Loans and the Revolving Credit Loans shall be used to refinance the Existing Credit Agreement and for the general corporate purposes, including for acquisitions not prohibited by this Agreement, of the Borrower and its Subsidiaries. The proceeds of any Incremental Term Loans, Letters of Credit and Swingline Loans shall be used for the general corporate purposes, including for acquisitions not prohibited by this Agreement, of the Borrower and its Subsidiaries.

     SECTION 4.17 Environmental Matters. Except as individually or in the aggregate could not reasonably be expected to result in a Material Adverse
Effect:

          (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to have given rise to a release or a threat of release, as regulated or defined, under any Environmental Law.

          (b) The Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"). Neither the Borrower nor any of its Subsidiaries has contractually assumed any liability of any other Person under Environmental Laws other than in the ordinary course of business.

          (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability, judicial proceeding or governmental or administrative action or consent decrees or other decrees, consent orders, administrative orders or other orders, regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (e) There has been no release or threat of release of Materials of Environmental Concern at or from the properties previously owned or operated by the Borrower or any Subsidiary (the "Former Properties") during such period of ownership or operation, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Former Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

     SECTION 4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     SECTION 4.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the

Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19 and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

     SECTION 4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

     SECTION 4.21 Senior Debt. The Obligations constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

                        ARTICLE V. CONDITIONS PRECEDENT


     SECTION 5.1 Conditions to the Effectiveness of this Agreement. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement executed and delivered by a duly authorized officer of the Agents, the Borrower and each Lender listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Issuer (as defined therein), if any, that is not a Loan Party.

          (b) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for its 1999, 2000 and 2001 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum or otherwise furnished to the Lenders by or on behalf of the Borrower.

          (c) Approvals. All material governmental approvals required to consummate the transactions contemplated by the Loan Documents and the continuing operations of the Borrower and its Subsidiaries shall have been obtained on satisfactory terms and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would prevent the financing contemplated hereby.

          (d) Related Agreements. The Administrative Agent shall have received in a form reasonably satisfactory, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of any documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

          (e) Fees. The Lenders and the Agents shall have received all fees required to be paid on or before the Closing Date, and all expenses required to be paid on or before the Closing Date for which invoices have been timely presented, including, without limitation, the reasonable fees and expenses of legal counsel, on or before the Closing Date.

          (f) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal years 2002-2008 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the final maturity of the Term Loans.

          (g) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrower and its Subsidiaries are located, and such search shall reveal no liens on any of the assets of the Borrower or any Subsidiary except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (h) Environmental Due Diligence. The Administrative Agent shall be satisfied with the environmental condition of the real property owned or leased by the Borrower and its Subsidiaries.

          (i) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (j) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Sullivan & Cromwell, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

               (ii) the legal opinion of Daniel S. Jonas, general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2;

          (k) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (l) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected

     Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (m) Insurance. The Administrative Agent shall be satisfied with the insurance program of the Borrower and its Subsidiaries and shall have received insurance certificates satisfying the requirements of Section 6.5.

          (n) The Administrative Agent shall be satisfied with all labor, pension, regulatory, health and safety, litigation, accounting and tax matters relating to the Borrower and its Subsidiaries.

          (o) The Borrower shall be in compliance with the financial covenants in Section 7.1 as of the most recently completed fiscal quarter for which financial statements have been delivered to the Lenders on a pro forma basis assuming that the financing had been effected on the first day of the most recently completed four fiscal quarters for which financial statements have been delivered to the Lenders, no Default or Event of Default shall occur or be continuing and the Borrower shall have provided a certificate to the Administrative Agent in reasonable detail to the effect of the foregoing.

          (p) The Borrower shall have paid in full all outstanding obligations under the Existing Credit Agreement or arrangements satisfactory to the Administrative Agent shall have been made for the refinancing thereof on the Closing Date.

     SECTION 5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.


                       ARTICLE VI. AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

     SECTION 6.1 Financial Statements. Furnish to each Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein, and provided that the financial statements referred to in
Section 6.1(b) need not contain footnotes).

          SECTION 6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (g), to the Administrative Agent for the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any change of jurisdiction of organization of any Loan Party;

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days (and 90 days in the case of the end of a fiscal year) after the end of each fiscal quarter of the Borrower, either (i) a Form 10-Q or 10-K for the Borrower and its Subsidiaries for such fiscal quarter, which contains a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year, or (ii) such narrative discussion and analysis;

          (e) no later than 5 Business Days prior to the effectiveness thereof, copies of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture;

          (f) (i) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and (ii) within five days after the same are filed, copies of all financial statements and periodic reports which the Borrower may make to, or file with, the SEC, provided that the Borrower shall be deemed to have complied with this clause (f)(ii) if the Borrower provides written notice (which may be in electronic form) of the making or filing of any such financial statements or reports and the same is continuously available on "EDGAR", the Electronic Data Gathering Analysis and Retrieval system of the SEC, or "http://www.sec.gov/edgarhp.htm"; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.

     SECTION 6.3 Payment of Obligations. (a) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate procedures or reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     (b) Each of the Loan Parties will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate procedures or reserves in conformity with GAAP with respect thereto have been provided on the books of such Loan Party and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     SECTION 6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 6.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; (c) maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and
(ii) insuring such Loan Party against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders (all such insurance shall (A) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (B) name the Administrative Agent as loss payee, and (C) be reasonably satisfactory in all other respects to the Administrative Agent); and (d) the Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of November in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

     SECTION 6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     SECTION 6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any material Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding directly affecting the Borrower or any of its Subsidiaries in which the amount sought from the Borrower and its Subsidiaries is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought as to which the Borrower or any of its Subsidiaries has knowledge or reasonably should have knowledge;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

     SECTION 6.8 Environmental Laws. (a) Comply with, and make all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and make all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that any noncompliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that any noncompliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 6.9 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Material Domestic Subsidiaries (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g), (m) (if such Lien was granted in a transaction comparable to that permitted by Section 7.3(g)) or (p)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, subject to no Liens except as permitted by Section 7.3, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

     (b) With respect to any fee interest in any real property having a purchase price (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by the Borrower or any of its Material Domestic Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority mortgage in a form reasonably satisfactory to the Administrative Agent in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, subject to no Liens except as permitted by Section 7.3, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount equal to the purchase price of such real estate as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent a legal opinion relating to the enforceability of such mortgage which opinion shall be in form and substance and with customary exceptions and qualifications, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than any non-Material Domestic Subsidiary, non-Material Foreign Subsidiary and Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that becomes a Material Domestic Subsidiary or that ceases to be an Excluded Foreign Subsidiary and is a Material Foreign Subsidiary) or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or reasonably advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or reasonably advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, subject to no Liens except as permitted by
     Section 7.3, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance and with customary exceptions and qualifications, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary which is a Material Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph (d), shall include any existing Excluded Foreign Subsidiary that becomes a Material Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or reasonably advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, if such Capital Stock is certificated, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance and with customary exceptions and qualifications, and from counsel, reasonably satisfactory to the Administrative Agent.

     SECTION 6.10 Senior Debt. Insure that all the Obligations constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated
Note Indenture, and the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture. The parties hereto acknowledge and agree that the borrowing of the Loans is permitted under the Senior Subordinated Note Indenture by virtue of the first paragraph of Section 4.09 of the Senior Subordinated Note Indenture.

     SECTION 6.11 Additional Covenants Relating to Collateral. (a) If any amount in excess of $500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, deliver such Instrument or Chattel Paper immediately to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to the Guarantee and Collateral Agreement.

     (b) Not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (A) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for in the Guarantee and Collateral Agreement, and
(B) if applicable, a written supplement to Schedule 5 to the Guarantee and Collateral Agreement showing any additional location at which Inventory or Equipment shall be kept:

               (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5 to the Guarantee and Collateral Agreement (other than mobile goods and Inventory and Equipment located temporarily in a UCC financing statement filing jurisdiction the aggregate fair market value of which is less than $50,000);

               (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4 of the Guarantee and Collateral Agreement; or

               (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with the Guarantee and Collateral Agreement would become misleading.

     (c) Advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

               (i) any Lien (other than security interests created hereby or Liens permitted under Section 7.3) on any material portion of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder in any material respect; and

               (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

SECTION 6.12 Interest Rate Protection. In the case of the Borrower, at such time and from time to time as reasonably determined by the Administrative Agent, enter into Swap Agreements with respect to floating rate obligations in respect of an aggregate principal amount of Term Loans, and at such market rates and on terms and conditions, reasonably satisfactory to the Administrative Agent.


                        ARTICLE VII. NEGATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

SECTION 7.1 Financial Condition Covenants.

     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                     Consolidated
            Fiscal Quarter                          Leverage Ratio
            --------------                          --------------

          September 30, 2002                         3.75 to 1.00
          December 31, 2002                          3.75 to 1.00
          March 31, 2003                             3.75 to 1.00
          June 30, 2003                              3.75 to 1.00
          September 30, 2003                         3.75 to 1.00
          December 31, 2003                          3.75 to 1.00
          March 31, 2004                             3.75 to 1.00
          June 30, 2004                              3.50 to 1.00
          September 30, 2004                         3.50 to 1.00
          December 31, 2004                          3.50 to 1.00
          March 31, 2005                             3.50 to 1.00
          June 30, 2005                              3.50 to 1.00
          September 30, 2005                         3.50 to 1.00
          December 31, 2005                          3.25 to 1.00
          March 31, 2006                             3.25 to 1.00
          June 30, 2006                              3.25 to 1.00
          September 30, 2006                         3.25 to 1.00
          December 31, 2006                          3.25 to 1.00
          March 31, 2007                             3.25 to 1.00
          June 30, 2007                              3.25 to 1.00
          September 30, 2007                         3.25 to 1.00
          December 31, 2007                          3.00 to 1.00
          March 31, 2008                             3.00 to 1.00
          June 30, 2008                              3.00 to 1.00
          September 30, 2008                         3.00 to 1.00
          December 31, 2008                          3.00 to 1.00
          March 31, 2009                             3.00 to 1.00
          June 30, 2009                              3.00 to 1.00
          September 30, 2009                         3.00 to 1.00
          December 31, 2009                          3.00 to 1.00


     (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                     Consolidated
                                                     ------------
                                                 Fixed Charge Coverage
                                                 ---------------------
            Fiscal Quarter                               Ratio
            --------------                               -----
          September 30, 2002                         2.50 to 1.00
          December 31, 2002                          2.50 to 1.00
          March 31, 2003                             2.50 to 1.00
          June 30, 2003                              2.50 to 1.00
          September 30, 2003                         2.50 to 1.00
          December 31, 2003                          3.25 to 1.00
          March 31, 2004                             3.25 to 1.00
          June 30, 2004                              3.25 to 1.00

          September 30, 2004                         3.25 to 1.00
          December 31, 2004                          3.50 to 1.00
          March 31, 2005                             3.50 to 1.00
          June 30, 2005                              3.50 to 1.00
          September 30, 2005                         3.50 to 1.00
          December 31, 2005                          4.00 to 1.00
          March 31, 2006                             4.00 to 1.00
          June 30, 2006                              4.00 to 1.00
          September 30, 2006                         4.00 to 1.00
          December 31, 2006                          4.00 to 1.00
          March 31, 2007                             4.00 to 1.00
          June 30, 2007                              4.00 to 1.00
          September 30, 2007                         4.00 to 1.00
          December 31, 2007                          4.00 to 1.00
          March 31, 2008                             4.00 to 1.00
          June 30, 2008 and thereafter               3.50 to 1.00



     (c) Consolidated Senior Debt Leverage Ratio. Permit the Consolidated Senior Debt Leverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                   Fiscal Quarter                       Consolidated Senior
                   --------------                       -------------------
                                                        Debt Leverage Ratio
                                                        -------------------

September 30, 2002 to March 31, 2004                        2.75 to 1.00
Thereafter                                                  2.50 to 1.00


     (d) Maintenance of Net Worth. Permit, as of the end of any fiscal quarter during any fiscal year of the Borrower, the sum of (x) Consolidated Net Worth plus (y) 75% of Consolidated Net Income since June 30, 2002 plus (z) Net Cash Proceeds from the sale of Capital Stock of the Borrower on a cumulative basis after June 30, 2002 to be less than $295,000,000.

     SECTION 7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness of any Loan Party pursuant to any Loan Document;

     (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

     (c) Indebtedness secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding;

     (d) Capital Lease Obligations in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

     (e) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

     (f) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

     (g) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

     (h) Indebtedness in an aggregate principal amount not to exceed $900,000 owed to the Empire State Development Authority, and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

     (i) Indebtedness of the Borrower or its Subsidiaries on account of industrial revenue bonds in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

     (j) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of lease obligations of their customers in respect of equipment sold by the Borrower or any of its Subsidiaries to a third party and then leased to such customer in an aggregate amount outstanding at any time not to exceed $10,000,000;

     (k) Indebtedness in respect of letters of credit (not otherwise permitted under this Section 7.2) outstanding in the ordinary course of business in an aggregate face amount not to exceed $3,000,000;

     (l) Indebtedness of any Wholly Owned Foreign Subsidiary to the Borrower or any other Subsidiary (so long as no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness), provided that (x) the requirements of Section 6.9 are satisfied and (y) the aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $25,000,000 less the sum of (A) the aggregate fair market value of any Property Disposed of to a Wholly Owned Foreign Subsidiary pursuant to
Section 7.5(e) and (B) the aggregate amount of all investments made in such Foreign Subsidiaries pursuant to Section 7.8(i), and provided, further, that any Indebtedness permitted by this Section 7.2(l) shall be evidenced by a note or similar instrument and pledged in accordance with Section 6.9 and the Guarantee and Collateral Agreement;

     (m) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $15,000,000 at any one time outstanding;

     (n) Indebtedness in an aggregate principal amount not to exceed $24,000,000 incurred in connection with its acquisition (the "Largo Acquisition") of approximately 213,000 square feet of facilities in Largo, Florida, including certain buildings previously leased by Linvatec, and any refinancings, refundings, renewals or extensions thereof (without an increase in the principal amount thereof);

     (o) Indebtedness incurred in connection with a Receivables Transfer Program in an aggregate principal amount not to exceed $65,000,000; and

     (p) Permitted Subordinated Indebtedness, provided that the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 7.1, computed on a pro forma basis as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available.

     SECTION 7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

     (a) Liens for taxes, assessments or charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, supplier's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and Liens securing judgments to the extent not constituting an Event of Default pursuant to Section 8(h);

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

     (f) Liens in existence on the date hereof listed on Schedule 7.3(f) (and any replacements or extensions thereof), securing Indebtedness permitted by
Section 7.2(e), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

     (g) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens either (i) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property and permitted by Section 7.2; provided that (A) no such Lien shall extend to or cover any Property of the Borrower or such Subsidiary other than the Property so acquired or financed, and (B) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a Responsible Officer of the Borrower) of such Property at the time it was acquired (by purchase, construction or otherwise);

     (h) Liens created pursuant to the Security Documents;

     (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

     (j) Liens securing Indebtedness permitted by Section 7.2(h) in respect of a leasehold interest of the Borrower or its Subsidiaries in a facility located in Rome, New York;

     (k) Liens arising from precautionary UCC financing statement filings regarding operating leases or consignment arrangements entered into by the Borrower or its Subsidiaries in the ordinary course of business;

     (l) Liens in favor of banking institutions encumbering the deposits (including the right of setoff) held by such banking institutions in the ordinary course of business and which are within the general parameters customary in the banking industry;

     (m) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 7.2, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

     (n) Liens not otherwise permitted by this Section 7.3 so long as neither
(i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time;

     (o) Liens securing Indebtedness permitted by Section 7.2(n) on the real property acquired in or otherwise related to the Largo Acquisition;

     (p) Liens on accounts receivable or related ancillary rights and assets sold, transferred, encumbered or otherwise disposed of, or purported to have been sold, transferred, encumbered or otherwise disposed of pursuant to a Receivables Transfer Program in accordance with Section 7.5(k); and

     (q) Liens in the nature of escrow arrangements for deferred payments to be made in connection with a Permitted Business Acquisition to the extent such payments constitute amounts permitted under Section 7.8(k) and the rights of any beneficiary thereunder.

     SECTION 7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or a substantial part of its Property or business except:

     (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

     (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor;


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                                                                              58



     (c) any Foreign Subsidiary of the Borrower may be merged or consolidated with or into any other Foreign Subsidiary (provided that if either such Subsidiary is a Wholly Owned Foreign Subsidiary, such Wholly Owned Foreign Subsidiary shall be the continuing or surviving corporation);

     (d) any Foreign Subsidiary of the Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Wholly Owned Foreign Subsidiary of the Borrower; and

     (e) to the extent permitted by Section 7.5.

     SECTION 7.5 Limitation on Sale of Assets. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

     (a) the Disposition of obsolete or worn out property in the ordinary course of business;

     (b) the sale or other Disposition of inventory in the ordinary course of business;

     (c) Dispositions permitted by Section 7.4(b) and 7.4(d);

     (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

     (e) so long as no Default or Event of Default shall have occurred and be continuing, Dispositions of Property from the Borrower or any Subsidiary Guarantor to any Wholly Owned Foreign Subsidiary, provided that (x) the requirements of Section 6.9 are satisfied and (y) the aggregate fair market value of such Property since the Closing Date does not exceed (I) $10,000,000 minus (II) the sum of (A) the aggregate principal amount of any Indebtedness of any Foreign Subsidiary at any time outstanding in accordance with Section 7.2(l) and (B) the aggregate amount of all investments in any Foreign Subsidiary made pursuant to Section 7.8(i);

     (f) any Asset Sale (including any sale and leaseback transactions permitted by Section 7.11) or Recovery Event; provided that the aggregate fair market value of all assets sold in connection with Asset Sales in reliance on this clause (f) since the Closing Date shall not exceed the Permitted Asset Sale Amount then in effect, and provided, further that the requirements of Section 2.12(b) are complied with in connection with such Asset Sale;

     (g) monetary payments made in the ordinary course of business;

     (h) the sale or discount without recourse of accounts receivable arising in the ordinary course of business of the Borrower and its Subsidiaries in connection with the compromise or collection thereof;

     (i) the sale or issuance of a minimal number of any Foreign Subsidiary's Capital Stock to a foreign national to the extent required by local law in a jurisdiction outside the United States;

     (j) any Disposition of Property or series of related Dispositions of Property which yields net proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) of less than $200,000; and

     (k) the sale, transfer, encumbrance or other disposition of accounts receivable or related ancillary rights and assets pursuant to a Receivables Transfer Program.

     Any Collateral which is sold, transferred or otherwise conveyed pursuant to this Section 7.5 to a Person other than the Borrower and its Subsidiaries shall, upon the consummation of such sale in accordance with the terms of this Agreement and the other Loan Documents, be released from the Liens granted pursuant to the Security Documents and each Lender hereby authorizes and instructs the Administrative Agent to take such action as the Borrower reasonably may request to evidence such release.

     SECTION 7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in Capital Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except:

          (a) that any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (b) (A) repurchases of Capital Stock made in order to fulfill the obligations of the Borrower or any Subsidiary under an employee or director stock purchase plan or similar plan covering employees of the Borrower or any Subsidiary as from time to time in effect and (B) cash payments made in lieu of issuing fractional shares of Borrower's Capital Stock, in an aggregate amount for purposes of clauses (A) and (B) not to exceed $5,000,000 per year;

          (c) redemptions of Capital Stock in connection with a rights plan adopted by the Board of Directors of the Borrower in an aggregate amount equal to $5,000,000 since the Closing Date; and

          (d) that the Borrower may make Restricted Payments (i) in any fiscal year in an aggregate amount not to exceed $5,000,000, provided that any such amount referred to in this clause (i), if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in any succeeding fiscal year or (ii) with any Available Excess Cash Flow.

     SECTION 7.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure (other than any Capital Expenditure in connection with a Permitted Business Acquisition the amount of which is included in the calculation thereof), except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $20,000,000 per annum; provided that (i) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in, but only in, the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause
(i) above and, second, in respect of amounts permitted for such fiscal year as provided above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.


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                                                                              60



     SECTION 7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

     (a) extensions of trade credit in the ordinary course of business;

     (b) investments in Cash Equivalents;

     (c) Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees or directors of the Borrower or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $2,000,000 at any one time outstanding, provided, however that this provision shall not limit key man insurance;

          (e) the investment by the Borrower of accounts receivable or related rights and assets pursuant to a Receivables Transfer Program into a Subsidiary of the Borrower;

          (f) investments made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) investments by the Borrower or any of its Subsidiaries in the Borrower or any Subsidiary Guarantor in the ordinary course of business;

          (h) investments (including debt obligations and Capital Stock) by the Borrower and its Subsidiaries received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (i) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and any Subsidiary may make investments in, or create, any Wholly-Owned Foreign Subsidiary (by way of capital contribution or otherwise), provided that (x) the requirements of Section 6.9 are satisfied and (y) the aggregate amount of all investments in such Foreign Subsidiaries shall not exceed (I) $25,000,000 since the Closing Date (plus any Available Excess Cash Flow) minus (II) the sum of (A) the aggregate principal amount of any Indebtedness of any Foreign Subsidiary at any such time outstanding in accordance with Section 7.2(l) and (B) the aggregate fair market value of any Dispositions of Property from the Borrower or any Subsidiary Guarantor to any Foreign Subsidiary in accordance with Section 7.5(e), provided that (i) no more than $10,000,000 of such amount shall represent investments made in Capital Stock of any such Wholly-Owned Foreign Subsidiary (except that investments may be made in such Capital Stock with Available Excess Cash Flow above this $10,000,000 limit) and
     (ii) any such investment that constitutes Indebtedness shall be represented by a note or similar instrument and pledged pursuant to Section 6.9 and the Guarantee and Collateral Agreement;

          (j) in addition to investments otherwise expressly permitted by this
     Section 7.8, so long as no Default or Event of Default shall have occurred and be continuing, investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $15,000,000 since the Closing Date; and


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                                                                              61

          (k) other investments constituting Permitted Business Acquisitions for aggregate consideration not to exceed (i) $50,000,000 (plus any Available Excess Cash Flow), in any one calendar year, of Indebtedness, (ii) $75,000,000 (plus any Available Excess Cash Flow), in any one calendar year, of Capital Stock, and (iii) with any combination thereof within such amounts specified in clauses (i) and (ii); provided that if any earn-out payment is contemplated in connection with any such Permitted Business Acquisition, then, for the purposes of this Section 7.8(k), such earn-out payment shall constitute consideration as part of a Permitted Business Acquisition in the calendar year in which such payment is made and be subject to the basket limitations above at the time of payment thereof, regardless of the date such Permitted Business Acquisition is consummated.

     SECTION 7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to (x) the Senior Subordinated Notes (other than scheduled interest payments required to be made in cash or pursuant to any refinancing of the Senior Subordinated Notes permitted hereunder) or (y) Permitted Subordinated Indebtedness (other than scheduled interest payments required to be made in cash), other than (i) with any Available Excess Cash Flow or (ii) with Net Cash Proceeds of the sale or issuance of Capital Stock by the Borrower or any of its Subsidiaries which remain available after application of the required percentage of such Net Cash Proceeds to the prepayment of the Term Loans in accordance with Section 2.12(a)(i), if required thereunder;

     (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or any Permitted Subordinated Indebtedness (i) which amends or modifies the subordination provisions contained therein; (ii) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith; (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries, to any more onerous or more restrictive provisions; or (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect;

     (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" (or similar defined term) for the purposes of the Senior Subordinated Note Indenture; or

     (d) amend its certificate of incorporation in any manner materially adverse to the Lenders without the prior written consent of the Required Lenders.

     SECTION 7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is
(a) not otherwise prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, except that this Section 7.10 shall not prohibit the sale, transfer, encumbrance or other disposition by the Borrower to a Subsidiary of the Borrower of accounts receivable or related ancillary rights or assets, or interests therein, pursuant to a Receivables Transfer Program.


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                                                                              62

     SECTION 7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except in respect of assets the aggregate fair market value of which does not exceed $10,000,000 since the Closing Date.

     SECTION 7.12 Limitation on Changes in Fiscal Periods. Change the Borrower's method of determining fiscal quarters or fiscal years.

     SECTION 7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture, (c) any agreements governing any purchase money Liens, Capital Lease Obligations otherwise permitted hereby or Liens permitted by Sections 7.3(f) or
(m) (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (d) an agreement entered into in connection with a Receivables Transfer Program that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon the accounts receivable or related ancillary rights or assets, or interests therein, sold, transferred, encumbered or otherwise disposed of pursuant to such Receivable Transfer Program.

     SECTION 7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or the Senior Subordinated Note Indenture, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) any restrictions imposed pursuant to a Receivables Transfer Program with respect to a Subsidiary established solely for the purpose of a Receivables Transfer Program.

     SECTION 7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower or any of its Subsidiaries is engaged on the date of this Agreement or which are reasonably related thereto.

                        ARTICLE VIII. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation or any other amount payable hereunder or under any other Loan Document within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

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                                                                              63

     (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

     (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Article 7; or

     (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

     (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace (not to exceed 31 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
(ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

     (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii)


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                                                                              64

above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition which shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

     (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

     (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents in respect of material assets shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

     (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

     (k) (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (A) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors; (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur; or

     (l) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert; or


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                                                                              65

     (m) Any Permitted Subordinated Indebtedness or any guarantee thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the documents evidencing such Permitted Subordinated Indebtedness, or any Loan Party, any Affiliate of any Loan Party, the trustee, if any, in respect of such Permitted Subordinated Indebtedness or the holders of at least 25% in aggregate principal amount of such Permitted Subordinated Indebtedness shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.


                             ARTICLE IX. THE AGENTS

     SECTION 9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

     SECTION 9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     SECTION 9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     SECTION 9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     SECTION 9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

     SECTION 9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     SECTION 9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Documentation Agent hereunder, whereupon the duties, rights, obligations and responsibilities hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Documentation Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     SECTION 9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement, which has been consented to in accordance with Section 10.1 or in accordance with Section 10.13.

     SECTION 9.11 Syndication Agent; Documentation Agent. The Syndication Agent and the Documentation Agents, in their capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                            ARTICLE X. MISCELLANEOUS

     SECTION 10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, permit the duration of any Interest Period to be beyond six months, or increase the amount or extend the expiration date of any Lender's Commitment in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this
Section 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the

                                                                              69
Collateral, release a significant Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (iv) amend, modify or waive any provision of Section
2.18 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, (v) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each affected Facility, (vi) amend, modify or waive any provision of
Article 9 without the written consent of the applicable Agents; (vii) amend, modify or waive any provision of Sections 2.6 and 2.7, without the express written consent of the Swingline Lender, (viii) amend, modify or waive any provision of Article 3 without the written consent of the Issuing Lender or (ix) waive any condition set forth in Section 5.1 or Section 5.2 without the written consent of the Required Lenders and the Majority Facility Lenders with respect to the Revolving Credit Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Borrower, the Administrative Agent and the Revolving Credit Lenders providing Extended Revolving Credit Commitments (as defined below) under the Extended Revolving Credit Facility (as defined below) to permit the extension of the Revolving Credit Facility beyond the original Revolving Credit Termination Date (as extended, the "Extended Revolving Credit Facility") and the Loans thereunder ("Extended Revolving Credit Loans" and the commitments thereunder, "Extended Revolving Credit Commitments"); provided that (a) no Default or Event of Default has occurred and is continuing or would result from any such extension of the Revolving Credit Termination Date, (b) the aggregate Extended Revolving Credit Commitment shall not exceed the Total Revolving Credit Commitments in effect immediately prior to any such extension without the consent of the Required Lenders, (c) no Revolving Credit Lender shall have any obligation to participate in any extension described in this paragraph unless it agrees to do so in its sole discretion, (d) the Revolving Credit Commitments of any nonparticipating Revolving Credit Lender shall terminate and the Revolving Credit Loans of such Lender shall be due and payable on the original Revolving Credit Termination Date or such other date specified by Article VIII and (e) all other terms applicable to such Extended Revolving Credit Loans (other than terms relating to pricing) shall be substantially identical to those applicable to the Revolving Credit Loans.

     SECTION 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:        CONMED Corporation
                     525 French Road
                     Utica, New York  13502
                     Attention: Daniel S. Jonas, General Counsel
                                Robert D. Shallish, Jr., Chief Financial Officer
                     Telecopy:  (315) 793-8929 / (315) 797-0321
                     Telephone: (315) 624-3208 / (315) 797-8375

The Administrative   JPMorgan Chase Bank,
   Agent:            Loan & Agency Services
                     One Chase Manhattan Plaza
                     New York, New York  10005
                     Attention:  Janet Belden
                     Telecopy:   (212) 552-5650
                     Telephone:  (212) 552-7277

with a copy to:      JPMorgan Chase Bank
                     Bridgewater Place
                     500 Plum Street
                     Syracuse, New York  13204
                     Attention:  Frederick K. Miller
                     Telecopy:   (315) 478-7466
                     Telephone:  (315) 448-1425

provided that any notice, request or demand to or upon any Agent or the Lenders shall not be effective until received.

     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     SECTION 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and any other extensions of credit hereunder.

     SECTION 10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this

Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Agent and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than for loss of profits) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. The agreements in this Article shall survive repayment of the Loans and all other amounts payable hereunder.

     SECTION 10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the affiliates of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an Assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 with respect to the Revolving Credit Loans or $1,000,000, with respect to the Term Loans (in each case other than in the case of an assignment of all of a Lender's interests under this Agreement), unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

          (B) each partial assignment shall be made as an assignment of a proportionate part of each of the assigning Lender's rights and obligations under this Agreements, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of the Revolving Credit Commitments or Term Loans.

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (with only one such fee payable in connection with the simultaneous assignments to or by two or more Approved Funds that are administered or managed by the same entity or affiliated entities); and

          (D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.


     For the purposes of this Section 10.6, the term "Approved Fund" has the following meaning:

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

     (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be



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entitled to the benefits of Sections 2.19, 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, but to no greater extent than such Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, but to no greater extent than such Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Sections 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.20 unless such Participant complies with
Section 2.20(d).

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

     (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

     SECTION 10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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                                                                              75

     SECTION 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     SECTION 10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

SECTION 10.13     Acknowledgements.  The Borrower hereby acknowledges that:

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                                                                              76



          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     SECTION 10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 10.15 Confidentiality. Each of the Agents and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender in each case which is bound by this
Section 10.15, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this Section, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the such Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so under applicable law in connection with any litigation or similar proceeding or in litigation to enforce this Agreement, (g) which has been publicly disclosed other than in breach of this
Section 10.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, if reasonably requested by the Borrower, the Administrative Agent and the Lenders shall make commercially reasonable efforts to determine, and inform the Borrower of, the Persons who received such non-public information designated as confidential.

     SECTION 10.16 Releases. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

     (b) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Borrower or Subsidiary thereunder shall terminate, all without



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                                                                              77

delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower and Subsidiaries. At the request and sole expense of any Borrower or Subsidiary following any such termination, the Administrative Agent shall deliver to such Borrower or Subsidiary any Collateral held by the Administrative Agent thereunder, and execute and deliver to such Borrower or Subsidiary such documents as such Borrower or Subsidiary shall reasonably request to evidence such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                           CONMED CORPORATION


                           By:__________________________________________
                                Name:
                                Title:

                           JPMORGAN CHASE BANK, as
                           Administrative Agent and Syndication Agent and as a Lender


                           By:__________________________________________
                                Name:
                                Title:

                           CITIBANK, N.A., as
                           a Documentation Agent and as a Lender


                           By:__________________________________________
                                Name:
                                Title:

                           CREDIT LYONNAIS, as
                           a Documentation Agent and as a Lender


                           By:__________________________________________
                                Name:
                                Title:

                           FLEET NATIONAL BANK, as
                           a Documentation Agent and as a Lender


                           By:__________________________________________
                                Name:
                                Title: